SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2003

Noven Pharmaceuticals, Inc.
11960 S.W. 144th Street, Miami, Florida 33186

305-253-5099

Incorporated under the laws of the	Commission File Number	I.R.S. Employer Identification Number
State of Delaware	0-17254	59-2767632

SIGNATURES
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE

Item 5. Other Events.

     On April 25, 2003, Noven Pharmaceuticals, Inc. received notification from the U.S. Food and Drug Administration (FDA) that the New Drug Application (NDA) for its methylphenidate transdermal system is not approvable. A “not approvable” letter is issued if the FDA believes that the application contains insufficient information for an approval action at the time of issuance. The product is licensed to Shire Pharmaceuticals Group plc.

     A copy of Noven’s press release announcing the FDA action is filed as Exhibit 99.1 and incorporated herein by this reference.

Item 7. Exhibits

     (c)  Exhibits.

99.1	Press release dated April 28, 2003 announcing the receipt of a “not approvable” letter from the FDA.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVEN PHARMACEUTICALS, INC.

/s/ Jeffrey F. Eisenberg Jeffrey F. Eisenberg Vice President, General Counsel and Corporate Secretary

Date: April 29, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 28, 2003, announcing the receipt of a “not approvable” letter from the FDA